Exhibit 99.1
Corporate Property Associates 16 — Global Incorporated
Supplemental Information
As of June 30, 2011
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 16 — Global Incorporated (“CPA®:16”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP measures, including funds from operations (“FFO”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2010. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA16GLOBAL.com

Corporate Property Associates 16 — Global Incorporated
Reconciliation of Net Income Attributable to CPA®:16 — Global Shareholders to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Net (loss) income attributable to CPA®:16 — Global shareholders	$(31,852)	$7,508	$(26,450)	$13,468
Adjustments:
Depreciation and amortization of real property	22,710	11,863	37,848	23,989
Loss on sale of real estate, net	140	78	140	78
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	4,217	2,081	6,585	4,293
Loss on sale of real estate	1	—	2	—
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(3,615)	(2,160)	(9,490)	(4,950)

Total adjustments	23,453	11,862	35,085	23,410

FFO — as defined by NAREIT	(8,399)	19,370	8,635	36,878

Adjustments:
Contract termination	34,300	—	34,300	—
Bargain purchase gain on acquisition	(16,971)	—	(16,971)	—
Merger expenses	12,026	—	12,026	—
Loss on extinguishment of debt	2,479	—	2,479	—
Gain on deconsolidation of a subsidiary	—	—	—	(7,082)
Other depreciation, amortization and non-cash charges	97	(629)	(748)	(81)
Straight-line and other rent adjustments	(6,263)	357	(6,998)	694
Impairment charges	12,889	—	12,889	8,030
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Other depreciation, amortization and non-cash charges	12	—	44	—
Straight-line and other rent adjustments	(1,491)	(37)	(1,673)	(151)
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	467	729	1,381	1,766

Total adjustments	37,545	420	36,729	3,176

AFFO (a)(b)	$29,146	$19,790	$45,364	$40,054

AFFO per share (c)	$0.19	$0.18	$0.35	$0.37

Weighted average shares outstanding	174,466,678	124,211,608	150,639,007	123,912,035

(a) AFFO for the three and six months ended June 30, 2011 does not include a reduction of $12.0 million as a result of charges incurred in connection with our merger (“the Merger”) with Corporate Associates 14 Incorporated (“CPA®:14”). Management does not consider these costs to be an ongoing expense of our business when evaluating our operating performance using this supplemental financial measure.

(b) The amounts previously furnished for the three and six months ended June 30, 2010 of $19.6 million and $39.5 million, respectively, have been revised on the table above to reflect reclassifications made to conform to current year presentation.

(c) Numerator for AFFO per share calculation:

AFFO	$29,146	$19,790	$45,364	$40,054
Add: Issuance of shares to an affiliate in satisfaction of fees due	4,111	2,933	7,233	5,864

AFFO numerator in determination of AFFO per share	$33,257	$22,723	$52,597	$45,918

Non-GAAP Financial Disclosure
FFO is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are to be included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. FFO or AFFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity, but should be used in conjunction with GAAP net income.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income for certain non-cash charges, where applicable, such as gains or losses from extinguishment of debt and deconsolidation of subsidiaries, amortization of intangibles, straight-line rents, impairment charges on real estate, allowances for credit losses and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as “Funds from Operations — as Adjusted,” or AFFO, and we employ it as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. We exclude these items from GAAP net income as they are not the primary drivers in our decision-making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows.
We believe that AFFO and AFFO per share are useful supplemental measures for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations.

Corporate Property Associates 16 — Global Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Six months ended June 30,
	2011	2010
Cash flow from operating activities — as reported	$63,254	$63,722
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	2,190	2,084
Distributions paid to noncontrolling interests, net (b)	(10,220)	(6,121)
Changes in working capital (c)	(8,826)	(1,661)

Adjusted cash flow from operating activities (inclusive of Merger costs totaling $12.0 million in 2011) (d) (e)	$46,398	$58,024

Adjusted cash flow per share	$0.31	$0.47

Distributions declared per share	$0.3312	$0.3312

Payout ratio (distributions per share/adjusted cash flow per share)	107%	70%

Weighted average shares outstanding	150,639,007	123,912,035

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow provided by operating activities to record such amounts in the period in which the item was actually recognized.

(d)	Adjusted cash flow from operating activities for the six months ended June 30, 2011 includes a reduction of $12.0 million as a result of charges incurred in connection with the Merger. Management does not consider these costs to be an ongoing cash outflow when evaluating cash flow generated from our core operations using this supplemental financial measure.

(e)	During the first quarter of 2011, we made an adjustment to exclude the impact of escrow funds from Adjusted cash flow from operating activities as, more often than not, these funds represent investing and/or financing activities. The amount previously furnished for Adjusted cash flow from operating activities for the six months ended June 30, 2010 of $57.1 million has been revised in the table above to reflect this reclassification.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity income; subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate; and eliminate changes in working capital. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments, as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP.
We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity.

Corporate Property Associates 16 — Global Incorporated
Portfolio Diversification as of June 30, 2011 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Tenant/Lease Guarantor	Minimum Base Rent	Percent
Carrefour France, SAS (a)	$19,885	6%
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	14,649	4%
Telcordia Technologies, Inc.	10,249	3%
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	9,996	3%
Advanced Micro Devices, Inc.	7,963	2%
Dick’s Sporting Goods, Inc.	7,618	2%
True Value Company	6,962	2%
Nordic Cold Storage LLC	6,916	2%
The New York Times Company	6,790	2%
Fraikin SAS (a)	6,723	2%

Total	$97,751	28%

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Weighted Average Lease Term for Portfolio:	11.3 years
CPA®:16-Global Historical Occupancy

Corporate Property Associates 16 — Global Incorporated
Portfolio Diversification as of June 30, 2011 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Region	Minimum Base Rent	Percent
U.S.
East	$81,972	23%
South	57,833	17%
West	53,655	15%
Midwest	53,096	15%

U.S. Total	246,556	70%

International
France	34,270	10%
Germany	32,864	9%
Finland	17,844	5%
United Kingdom	5,387	2%
Other (a)	5,127	1%
Poland	4,386	1%
Asia (b)	4,213	1%
Hungary	3,767	1%

International Total	107,858	30%

Total	$354,414	100%

	Annualized Contractual
Property Type	Minimum Base Rent	Percent
Industrial	$127,313	36%
Warehouse/Distribution	83,056	24%
Office	60,623	17%
Retail	43,530	12%
Other Properties (c)	29,896	8%
Self-Storage	9,996	3%

Total	$354,414	100%

(a)	Includes rent from tenants in Canada, Netherlands, Mexico and Sweden.

(b)	Includes rent from tenants in Malaysia and Thailand.

(c)	Includes rent from tenants with the following property types: sports (2.3%), hospitality (1.9%), education (1.5%), theater (1.4%), residential (1.2%), and land (0.02%).

Portfolio Diversification by Geography	Portfolio Diversification by Property Type

Corporate Property Associates 16 — Global Incorporated
Portfolio Diversification as of June 30, 2011 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Industry Type (a)	Minimum Base Rent	Percent
Retail Trade	$72,677	21%
Electronics	38,564	11%
Construction and Building	25,095	7%
Automobile	24,736	7%
Chemicals, Plastics, Rubber, and Glass	22,445	6%
Beverages, Food, and Tobacco	16,820	5%
Healthcare, Education and Childcare	16,500	5%
Transportation — Cargo	16,087	5%
Consumer Non-durable Goods	15,224	4%
Leisure, Amusement, Entertainment	14,564	4%
Media: Printing and Publishing	11,322	3%
Machinery	11,185	3%
Telecommunications	10,300	3%
Business and Commercial Services	8,295	2%
Hotels and Gaming	6,549	2%
Buildings and Real Estate	6,497	2%
Insurance	5,235	2%
Aerospace and Defense	4,889	1%
Mining, Metals, and Primary Metal Industries	4,657	1%
Federal, State and Local Government	4,532	1%
Textiles, Leather, and Apparel	3,917	1%
Grocery	3,653	1%
Transportation — Personal	3,499	1%
Other (b)	7,172	2%

Total	$354,414	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.

(b)	Includes rent from tenants in the following industries: consumer services (0.7%), consumer and durable goods (0.5%), forest products and paper (0.4%), utilities (0.3%), and banking (0.1%).